SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

SWISS HELVETIA FUND
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION
  BY THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND FOR THE 2017 ANNUAL
                         MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card on or about May [], 2017 to shareholders of The Swiss Helvetia Fund (the "Fund") of record as of May 1, 2017. We are soliciting a proxy to vote your shares at the 2017 Annual Meeting of Shareholders (the "Meeting"), which is scheduled for June 27, 2017. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders.

                             INTRODUCTION

The Board of Directors has determined to present three matters to be voted upon at the Meeting: (1) the election of three Directors, (2) a proposal to ratify Tait, Weller & Baker, LLP as the Fund's independent accounting firm for 2017, and (3) a proposal to approve an amendment to the Fund's Certificate of Incorporation to declassify the Fund's Board of Directors.

In addition, shareholders affiliated with us intend to submit four proposals:
(4) a proposal requesting the Board of Directors to authorize a self-tender offer for all outstanding common shares of the Fund at or close to net asset value (NAV); (5) if shareholders approve the self-tender offer proposal and the Board does not promptly implement it, to terminate the Fund's investment advisory contracts; and (6A) and (6B) which ask shareholders whether they still support amendments of the Fund's By-Laws establishing minimum director qualifications and requiring a vote by holders of 75% of the outstanding shares to amend the By-Laws.

We are soliciting a proxy to vote your shares FOR the election of the three nominees named below, FOR the proposal to ratify Tait, Weller, FOR the proposal to declassify the Board, FOR the self-tender offer proposal and the conditional proposal to terminate the Fund's investment advisory contracts, and AGAINST continuing the By-law amendments establishing director qualifications and the 75% voting requirement to amend the By-laws.

                            REASONS FOR THE SOLICITATION

The purpose of this solicitation is to (1) enhance shareholder democracy, corporate governance, and the Board's accountability to shareholders, and
(2) address the persistent trading discount of the Fund's shares to their NAV.

			    PENDING LITIGATION

Our affiliate has sued the Fund's Board of Directors in Delaware Chancery Court for, among other things, inequitably applying the Fund's director qualifications By-law, and to obtain a declaration that the conditional termination proposal, if approved by shareholders, is binding. On May 2, 2017, the Court ruled that the Fund must count the votes for all our nominees and proposals but deferred the resolution of any disputed matters until the votes are tabulated.

			    HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the three nominees named below, FOR the proposal to ratify the independent accounting firm selected by the Board, FOR the proposal to declassify the Board, FOR the self-tender offer proposal and the proposal to conditionally terminate the investment advisory agreements, and AGAINST the proposals to continue the By-law amendments. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

			    VOTING REQUIREMENTS

A quorum for the transaction of business will exist if holders of more than 50% of the shares entitled to vote are represented at the Meeting. As of May 1, 2017, there were 25,313,872 shares outstanding. The election of a director requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes for each seat will be elected.
A vote to withhold or a broker non-vote will have no effect on the election of directors. The declassification proposal requires approval by holders of more than 50% of the outstanding shares. The approval of the termination proposal requires a vote by holders of the lesser of 50% of the Fund's outstanding shares or 67% of the shares represented at the Meeting. An abstention or a broker non-vote on either of these proposals will have the same effect as a vote against it. A majority of the votes cast on every other proposal is required to approve it and an abstention or a broker non-vote will have no effect on whether it will be approved.


			   REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on how many times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF THREE DIRECTORS

Our affiliate intends to nominate the following persons for election as Directors, none of whom personally owns any shares of the Fund except for 1,500 shares currently owned by Mr. Sell. Each nominee has consented to be nominated and, if elected, to serve as a Director. In addition, because of Mr. Dakos' role with Bulldog Investors, which is the general partner of, or the investment advisor for, certain investment funds, and as a limited partner in one or more of such funds which beneficially own [----------] shares of the Fund, he may be deemed to beneficially own such shares. Mr. Dakos disclaims beneficial interest in all such shares except to the extent of any pecuniary interest in such funds. The primary reason for selecting our nominees is that we know them to be advocates for shareholder democracy and good corporate governance and they are not beholden to the Fund's investment advisor for their positions.There are no arrangements or understandings between any of our nominees and Bulldog Investors or its affiliates in connection with the nomination. Please refer to the Fund's proxy soliciting material for additional information concerning the election of Directors and any other matters related to the Meeting.

Moritz Sell (for Class I Director) (born 1967) -- Mr. Sell currently serves as a Principal at Edison Holdings GmbH (commercial real estate and venture capital). In addition, Mr. Sell currently serves as Senior Advisor to Markston International LLC, an independent asset manager. Formerly, a Director, Market Strategist, and Head of Proprietary Trading (London Branch) at Landesbank Berlin AG (banking) and its predecessor, now holding company, Landesbank Berlin Holding AG (formerly named Bankgesellschaft Berlin AG) from 1996 to 2013.He is Chairman and Director of Aberdeen Singapore Fund, Director of Aberdeen Greater China Fund and Director of Aberdeen Australia Equity Fund.

Andrew Dakos (for Class II Director) (born 1966) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Director of Emergent Capital, Inc.; President and Director of Special Opportunities Fund; Chairman of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.); Director of Brantley Capital Corporation (until 2013); Director of the Mexico Equity & Income Fund (until 2015).

Thomas C. Mazarakis (For Class III Director) (born 1970) - Mr. Mazarakis is currently a Principal of Enceladus Investments LLC (private equity/venture capital). Mr. Mazarakis was previously employed by Goldman Sachs International, PLC as Managing Director & head of Fundamental Strategies Group from 2006 to 2016 and Executive Director, European Credit Research from 2001 to 2006.


Unless instructions to the contrary are given, your proxy will be voted in favor of the above nominees for election as Directors.

PROPOSAL 2. To ratify the selection by the Fund's Board of Directors of Tait, Weller & Baker, LLP as the Fund's independent registered public accounting firm for the year ending December 31, 2017.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 3. To approve an amendment to the Fund's Certificate of Incorporation to declassify the Fund's Board of Directors.

The proposed amendment to the Charter would eliminate the classification of the Board over a three-year period. We think most shareholders would have preferred immediate declassification but the Board was unwilling to propose that. Thus, while far from ideal, this proposal is better than continuing to maintain a classified board.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 4. RESOLVED: The shareholders of The Swiss Helvetia Fund, Inc. (the Fund) request that the Board of Directors authorize a self-tender offer for all outstanding common shares of the Fund at or close to net asset value (NAV). If more than 50% of the Fund's outstanding common shares are submitted for tender, the Board is requested to cancel the tender offer and take those steps that the Board is required to take to cause the Fund to be liquidated or converted to an exchange traded fund (ETF) or an open-end mutual fund. (This proposal is not binding.)

A significant self-tender offer at or close to NAV would afford shareholders a meaningful opportunity to realize a price equal or close to NAV rather than selling at a discount to NAV. And, if a majority of the Fund's outstanding shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format. In that case, we think the tender offer should be cancelled and the Fund should be liquidated or converted into (or merged with) an ETF or an open-end mutual fund. This proposal is not binding. Moreover, certain transaction costs may be incurred in conducting a tender offer or the restructuring of the Fund and restructuring may require regulatory and/or shareholder approval.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 5. If (1) the shareholders of The Swiss Helvetia Fund (the "Fund") approve a proposal presented at this meeting requesting that the Board of Directors authorize a self-tender offer for all of the Fund's shares at or close to net asset value, and (2) within ten calendar days following the meeting, an announcement is not made stating that the Board intends to implement such proposal, then the Fund's contracts with its investment adviser (Schroder Investment Management North America Inc.) and its sub-investment adviser (Schroder Investment Management North America Ltd.) shall be terminated as soon as possible.

Proposal 4 is not binding. If shareholders approve Proposal 4, the purpose of this Proposal 5 is to incentivize the Board to act promptly to implement it. We believe this proposal is binding but the board disagrees. Therefore, we have asked the Delaware Chancery Court to resolve this dispute which we expect it to do if this proposal is approved. The Board has elected not to allow shareholders an opportunity to vote on this proposal on its proxy card. Therefore, unless you attend the meeting in person, you can only vote on this proposal on our proxy card.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSALS 6(A) and 6(B). To approve the continuation of amendments of the Fund's By-Laws (A) establishing director qualifications, and
(B) requiring a vote by holders of 75% of the outstanding shares to amend the By-Laws.

At the Fund's 2002 annual meeting, at the Board's request, shareholders voted to continue amendments to the Fund's By-Laws that it had adopted (A) establishing director qualifications, and
(B) requiring holders of 75% of the outstanding shares to amend the By-Laws. We believe these By-Law amendments are impediments shareholder democracy for two reasons. First, a By-law establishing director qualifications can prevent shareholders from being able to elect a director that may not meet those qualifications. Secondly, a super-majority voting requirement to effect change is inherently undemocratic. After fifteen years of experience with these By-Law amendments, we believe the Fund's current shareholders deserve an opportunity to decide whether they still support them. The Board has elected not to allow shareholders an opportunity to vote on these proposals on its proxy card. Therefore, unless you attend the meeting in person, you can only vote on these proposals on our proxy card. These proposals, if approved, are not binding. However, in 2002, the Board presented the same proposals to shareholders and promised:
"If continuation of a particular amendment is not approved, the Board will repeal that amendment...and the By-laws would thereafter revert to the form prior to such amendment." The Board has not indicated whether it will take the same position as it did in 2002.

Unless instructions to the contrary are given, your proxy will be voted against this proposal.

			  THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $80,000.

			  PARTICIPANTS

As of May 1, 2017, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owns [-----------] shares of the Fund which were purchased between [-----------] and [----------]. Bulldog Investors sold [--------]
shares in the Fund's self-tender offer which expired on April 24, 2017. Separately, Phillip Goldstein and his wife collectively own [-------] shares in street name which were purchased from [----------] and [---------]. They sold [--------] shares in the Fund's self-tender offer which expired on April 24, 2017. No "participant" has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors and its principals, each of the aforementioned nominees, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

May [--], 2017


			  PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND
(THE "FUND") FOR THE FUND'S 2017 ANNUAL MEETING OF SHAREHOLDERS
(THE "MEETING").

The undersigned hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF THREE DIRECTORS.

[  ] FOR MORITZ SELL (CLASS I)			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS (CLASS II)		[  ] WITHHOLD AUTHORITY

[  ] FOR THOMAS C. MAZARAKIS (CLASS III)	[  ] WITHHOLD AUTHORITY

2. TO RATIFY TAIT, WELLER & BAKER, LLP AS THE FUND'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

3. TO APPROVE AN AMENDMENT TO THE FUND'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE FUND'S BOARD OF DIRECTORS.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

4. TO REQUEST A SELF-TENDER OFFER FOR ALL OUTSTANDING COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

5. IF PROPOSAL 4 IS APPROVED, AND THE BOARD DOES NOT PROMPTLY IMPLEMENT IT, TO TERMINATE FUND'S INVESTMENT ADVISORY CONTRACTS.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

6(A). TO APPROVE THE CONTINUATION OF AN AMENDMENT OF THE FUND'S BY-LAWS ESTABLISHING DIRECTOR QUALIFICATIONS,

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

6(B). TO APPROVE THE CONTINUATION OF AN AMENDMENT OF THE FUND'S BY-LAWS REQUIRING HOLDERS OF 75% OF OUTSTANDING SHARES TO AMEND THE BY-LAWS.

FOR [   ]		AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the above nominees as Director, FOR Proposals 2, 3, 4, and 5, and AGAINST Proposals 6(A) and 6(B). The undersigned hereby acknowledges receipt of the proxy statement dated May [--], 2017 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) ______________________  	Dated: ______________